UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2015

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2015, P. H. Glatfelter Company, through Glatfelter Switzerland Sarl, a wholly-owned subsidiary, entered into a Separation Agreement with Jonathan Bourget, a named executive officer. Pursuant to the terms of the Separation Agreement which are substantially in accordance with the provisions of his employment agreement, Mr. Bourget will receive $360,230 representing salary, unused vacation and a pro rata share of his 2015 targeted incentive bonus through July 31, 2015, the effective date of his separation. In addition, Mr. Bourget will receive $39,290 related to outplacement services and tax assistance. This description is qualified in its entirety by reference to the Separation Agreement filed herewith as Exhibit 99.2 and incorporated herein by reference.

A copy of the employment agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

99.1 Employment Agreement between Glatfelter Switzerland Sarl, a wholly owned subsidiary of P. H. Glatfelter Company, and Jonathan Bourget, dated November 1, 2011.

99.2 Separation Agreement between Glatfelter Switzerland Sarl, a wholly owned subsidiary, of P. H. Glatfelter Company, and Jonathan Bourget, dated January 21, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

January 26, 2015	By:	Kent K. Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement between Glatfelter Switzerland Sarl, a wholly owned subsidiary of P. H. Glatfelter Company, and Jonathan Bourget, dated November 1, 2011.
99.2	Separation Agreement between Glatfelter Switzerland Sarl, a wholly owned subsidiary of P. H. Glatfelter Company, and Jonathan Bourget, dated January 21, 2015.